WAIVER AND FORBEARANCE AGREEMENT

THIS WAIVER AND FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of January 10, 2011 by and among MANHATTAN PHARMACEUTICALS, INC., a Delaware corporation with a principal address at 48 Wall Street, New York, New York 10005 (the “Borrower” or the “Company”), and the other parties signatory hereto (each severally a “Lender” and collectively the “Lenders”).

RECITALS

WHEREAS, in accordance with that certain Securities Purchase Agreement dated as of November 19, 2008 by and among the Borrower and the Lenders (the “Securities Purchase Agreement”), the Borrower executed and delivered to each Lender a 12% Senior Secured Promissory Note, in various original principal amounts, and in an aggregate original principal amount of $1,735,000 (each a “Note” and collectively the “Notes”); and

WHEREAS, as collateral security for the Borrower’s obligations under the Notes, the Borrower executed and delivered in favor of the Lenders a security agreement of even date therewith (the “Security Agreement”); and

WHEREAS, as further collateral security for the Borrower’s obligations under the Notes, the Borrower executed and delivered in favor of the Lenders a Default Agreement of even date therewith (the “Default Agreement”) whereby, inter alia, the Borrower agreed to liquidate certain securities owned by the Borrower in the event of the occurrence of an Event of Default as defined in the Security Agreement; and

WHEREAS, on November 19, 2010 (the “First Maturity Date”), $1,035,000.00 of the Notes matured, whereupon, pursuant to Section 7.2 of the Notes, the Requisite Holders (as defined in Section 6 of the Notes) had the right, upon five (5) days’ notice or demand, to declare the Notes to be due and payable; and

WHEREAS, on December 22, 2010 (the “Second Maturity Date” and, together with the First Maturity Date, the "Past Maturity Dates"), $280,000.00 of the Notes matured, whereupon, pursuant to Section 7.2 of the Notes, the Requisite Holders (as defined in Section 6 of the Notes) had the right, upon five (5) days’ notice or demand, to declare the Notes to be due and payable (and the remaining Notes will mature in the near future); and

WHEREAS, the failure of the Borrower to pay the Notes on the Past Maturity Dates constitutes, and the failure of the Borrower to pay the Notes on future maturity dates will constitute, an event of default (the “Designated Default”) under the Notes, the Security Agreement, and the Default Agreement (collectively the “Loan Documents”); and

WHEREAS, the Borrower has requested that the Lenders forbear from exercising their rights and remedies under the Loan Documents and grant to Borrower an extension of the maturity dates of each of the Notes, and the Lenders who are signatory hereto are agreeable thereto, subject to a modification of the Notes and the warrants previously issued by the Company to the holders of the Notes (the “Warrants”), and the other terms, covenants and conditions hereinafter set forth; and

WHEREAS, following the effectiveness of the waiver and forbearance contained, herein the Company will seek to reduce its outstanding indebtedness by offering the Lenders the ability to convert the Notes at a conversion price of $0.01 per share, which shall require the Company obtaining shareholder approval to increase the Company’s authorized common stock (the foregoing actions, hereinafter the “Subsequent Offering”); and

WHEREAS, upon the reduction of the conversion price of the Notes in the Subsequent Offering, as a result of the full-ratchet anti-dilution provisions contained in certain warrants issued by the Company on October 28, 2009, March 2, 2010 and April 8, 2010 (the “Equity Transaction Warrants”), number of shares of the Company’s common stock into which the Equity Transaction Warrants are exercisable will increase from 72,411,248 to 575,448,715, and the exercise price of the Equity Transaction Warrants will decrease for $0.08 and $0.07 to $0.01;

WHEREAS, the Borrower and Nordic Biotech Venture Fund II K/S ("Nordic") have entered into a settlement and release agreement whereby the Borrower's interest in H Pharmaceuticals K/S has been reduced to fifteen percent (15%) (subject to further dilution for subsequent H Pharmaceuticals K/S financings), the warrants for Borrower common stock and call option to purchase shares of Borrower stock held by Nordic have been cancelled, and the Borrower is to receive a payment of approximately $500,000 from Nordic ($100,000 within 5 business days of entering into that settlement and release agreement and the remainder after this Waiver and Forbearance Agreement becomes effective);

NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lenders agree as follows:

1.           The Borrower hereby acknowledges, confirms, represents and warrants to Lenders as of the date hereof that: (i) the outstanding aggregate principal balance of the Notes is $1,725,000; (ii) said balance, together with interest accrued thereon from the issue date of the Notes through and including the date hereof at the rate set forth in the Notes, remains due and owing to the Lenders without offset, defense or counterclaim; and (iii) each of the Loan Documents remains in full force and effect and is enforceable in accordance with its respective terms.

2.           The undersigned Lenders and the Borrower hereby agree as follows (which agreement shall take effect immediately upon the receipt by the Company of the signatures of holders of Notes representing at least a majority of the aggregate principal amount of all of the Notes pursuant to Section 8(a) of the Notes (such date, the “Effective Date”)):

(a)           Lenders agree that they shall not demand payment, exercise setoff rights or seek to collect from the Borrower any obligations evidenced by the Note or join in any petition or otherwise initiate any insolvency case, reorganization or any other similar legal proceeding against the Borrower, and the Notes shall be deemed modified such that the "Maturity Date," as such term is defined in each of the Notes, shall be deemed to be December 31, 2011.  If requested by any Lender, the Borrower shall promptly execute and deliver to said Lender an amended and restated Note reflecting the terms of this Agreement.

(b)           The Lender’s Warrants will be modified upon obtaining the shareholder approval in connection with the Subsequent Offering to include a full-ratchet anti-dilution provision and a reduction in the cash exercise price thereof to $0.01 per share.  Following the applicable date of the foregoing, Borrower shall promptly execute and deliver to the Lenders an amended and restated Warrant reflecting the foregoing terms.

(c)           Promptly following the Effective Date, the Company agrees to take prompt steps to commence the Subsequent Offering.

(d)           The Designated Default is hereby waived.

(e)           Subject to Section 2(a) above, Lenders reserves the right, in their respective discretion, to exercise any or all of its rights and remedies arising under the Loan Documents, applicable law or otherwise, as a result of any Events of Default occurring after the date hereof.  Subject to Section 2(a) hereof, nothing contained herein shall be construed as a waiver of the failure of the Borrower to comply with the terms of the Loan Documents after the date hereof.

3.           The Borrower represents and warrants that it has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement.

4.           All notices to be given pursuant to this Agreement shall be in writing and sufficient if given in accordance with the provisions of the Security Agreement.

5.           This Agreement and all substantive terms and provision hereof shall be governed by and construed according to the laws of the State of New York without regard to the conflicts of laws principles thereof.

6.           THE BORROWER AND THE LENDERS HEREBY AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT SHALL BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN THE COUNTY AND STATE OF NEW YORK, AND CONSENT TO AND SUBMIT TO THE EXERCISE OF JURISDICTION OVER THE SUBJECT MATTER.  THE BORROWER AND EACH LENDER HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE ADDRESS FOR THE BORROWER OR SUCH LENDER, AS THE CASE MAY BE, SET FORTH IN THE SECURITY AGREEMENT, AS SAID ADDRESS MAY BE CHANGED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF.

IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, THE BORROWER AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS EVIDENCED BY THE NOTES, THE OTHER LOAN DOCUMENTS, OR ANY ACTS OR OMISSIONS OF THE BORROWER, THE LENDERS, OR ANY OF THEM, OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES, DIRECTORS, MANAGERS, PARTNERS, TRUSTEES OR AGENTS IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE BORROWER AND THE LENDERS, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.

7.           The Borrower and the Lenders signatory hereto acknowledge and agree that, pursuant to Section 8(a) of the Notes, this Agreement binds, and is intended to bind, all Lenders when executed and delivered by the Borrower and the "Requisite Holders" (as defined in the Notes).

8.           Except as herein specifically set forth, all terms, covenants and provisions contained in the Loan Documents remain in full force and effect and are hereby ratified and confirmed.

9.           TIME IS OF THE ESSENCE WITH RESPECT TO THE OBLIGATIONS OF THE BORROWER HEREUNDER.

10.           This Agreement may not be changed or terminated orally. The covenants contained in this Agreement bind the Borrower, the Lenders, and their respective heirs, personal representatives, successors and assigns, and shall inure to the benefit of the Lenders, their respective personal representatives, successors and assigns.

11.           In the event of any conflict between the terms, covenants and provisions hereof and of any of the Loan Documents, the provisions hereof shall govern and control.

12.           Separate counterparts of this Agreement may be executed, each of which shall be deemed an original, and all of which, taken together, shall constitute but one and the same Agreement.  Signatures delivered by telecopier or by .pdf email attachment shall have the same force and effect as original signatures.

[signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto the date first above written.

THE BORROWER

MANHATTAN PHARMACEUTICALS, INC.

By:	/s/ Michael McGuinness
Name: Michael McGuinness
Title: Chief Operating and Financial Officer
:

THE LENDERS:

Neel B. Ackerman

Martha N. Ackerman

Stephen M. Burnich Revocable Trust u/a 10/08/04

By:
Stephen M. Burnich, Trustee

Ennio De Pianto

Matthew Ernst

John M. Goodman Living Trust

By:
John M. Goodman, Trustee

Leon Kanner

Rosemary Kanner

Richard Kindt

Douglas E. Pritchett

Jerome A. Shinkay

Michael J. Spezia

George D. Wilson

Diane J. Wilson

Joseph L. Jerger

David Pudelsky

Nancy Pudelsky

James R. Buck

John O. Dunkin

NFS/FMTC SEP IRA FBO Jay Jennings

By:
Jay Jennings

Landmark Community Bank Collateral Account FBO Estate of Catherine Nasser

By:
William K. Nasser, Jr., attorney-in-fact

Nasser Family Trust

By:
William K. Nasser, Trustee

James R. Kahn

Debra A. Kahn

A. Starke Taylor, Jr.

Carolyn Taylor

Mark Vollmer

Robert J. Guercio

Ralph Hanby

Robert E. Jacobson

Saralee Jacobson

Michael Cushing

Raymond Yarusi, Jr.

James C. Orr

Vernon L. Simpson

Michael Yokoyama & Jaye Venuti Family Trust

By:
Michael Yokoyama, Trustee

By:
Jaye Venuti, Trustee

Frederick Peet

Ronald Rasmussen

Lewis R. Jacobson

Mark B. Ginsburg

Gregory Dovolis

William S. Silver

Praful Desai

Thomas Gemellaro

Howard Tanning Rollover IRA

By:
, Custodian